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EXHIBIT 2

SCHEDULE 13D JOINT FILING AGREEMENT

        In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: June 9, 2003

MANTICORE PROPERTIES, LLC
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member
MANTICORE PROPERTIES II, L.P.
By:	Mantpro, LLC its General Partner
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member
MANTPRO, LLC
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member
GOTHAM PARTNERS, L.P.
By:	Section H Partners, L.P., its general partner
By:	Karenina Corporation a general partner of Section H Partners, L.P.
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	President

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GOTHAM PARTNERS III, L.P.
By:	Section H Partners, L.P., its general partner
By:	Karenina Corporation a general partner of Section H Partners, L.P.
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	President
GOTHAM INTERNATIONAL ADVISORS, L.L.C.
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Senior Managing Member
GOTHAM HOLDINGS II, L.L.C.,
By:	Gotham Holdings Management LLC, the Manager
By:	/s/ William A. Ackman
William A. Ackman Senior Managing Member
GOTHAM HOLDINGS III, L.L.C.
By:	Gotham Holdings Management LLC, the Manager
By:	/s/ William A. Ackman
William A. Ackman Senior Managing Member
/s/ William A. Ackman William A. Ackman
/s/ David P. Berkowitz David P. Berkowitz

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SCHEDULE 13D JOINT FILING AGREEMENT